EXHIBIT 99.2

Financial information for September 30, 2019 of
Zonnepark Rilland B.V.
Woensdrecht

1

2

BALANCE SHEET AS OF THE PERIOD ENDED

	September 30, 2019	December 31, 2018
	(unaudited)
	€	€
ASSETS

Fixed Assets

Tangible fixed assets (1)
Operating assets under construction and payments on account	-	6,490,027
Operating assets completed	7,495,065	-

Financial fixed assets (2)
Other receivables	211,262	152,707

Current assets

Receivables, prepayments, and accrued income (3)

Receivables from participants and from companies in which participation takes place	3	3
Taxes and social securities	-	905,697
	3	905,700

Cash and cash equivalents (4)	670,375	1,893,395

TOTAL OF ASSETS	8,376,705	9,441,829

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	September 30, 2019	December 31, 2018
	(unaudited)
	€	€
EQUITY AND LIABILITIES

Equity (5)

Issued share capital	3	3
Other reserves	-208,812	-255,133
	-208,809	-225,130
Non-current liabilities (6)

Finance company debt	6,502,874	6,880,460
Debt to participating interest and companies	1,560,692	1,991,355
	8,063,566	8,871,815
Current liabilities (7)

Repayment long-term liabilities	503,448	419,540
Trade creditors	18,500	375,604
	521,948	795,144

TOTAL OF EQUITY AND LIABILITIES	8,376,705	9,441,829

4

PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED

	September 30, 2019 (unaudited)	September 30, 2018 (unaudited)
	€	€
Revenue
Energy Revenue	794,765	-
Cost of Revenue	197,317	-
Gross Profit	597,448	-

Expenses

Other labor costs (8)	5,429	-
Accommodation expenses (9)	6,377	6,750
Operating costs (10)	46,825	30,688
Office expenses (11)	16,295	2,444
General expenses (12)	-	103,727
Depreciation	405,560	-
	480,486	143,609

Operating result	116,962	-143,609

Finance income and expenses (13)	-100,638	-644

Results before tax	16,324	-144,253

Taxation on ordinary activities	-	21,600

Results after tax	16,324	-122,653

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CASH FLOW STATEMENT FOR THE PERIOD ENDED

	September 30, 2019 (unaudited)	September 30, 2018 (unaudited)
	€	€
Cash flow from operating activities

Operating result	16,321	-122,654
Adjustments for
Movement of working capital	815,035
Movement of accounts receivable	32,107	-21,600
Movement of short-term liabilities (excluding short-term part of long-term debts)	-357,104	1,018,148
Depreciation	405,560	-
Cash flow from operating activities	911,919	873,894

Interest paid	-92,839	-644

Cash flow from operating activities	819,080	873,250

Cash flow from investing activities
Investment in tangible fixed assets	-1,410,598	-1,814,245

Cash flow from financing activities
Increase other receivables	-	-
Repayment from loan to finance companies	-200,839	-
Proceeds, (repayment) from loan to shareholders	-430,663	1,149,480
Cash flow from financing activities	-631,502	1,149,480
	-1,223,020	208,485

Compilation cash	September 30, 2019 (unaudited)	September 30, 2018 (unaudited)
	€	€
Movement of cash and cash equivalents	-1,223,020	208,485

Cash and cash equivalents as of the period ended	670,375	208,485

6

NOTES TO THE FINANCIAL INFORMATION GENERAL

Activities

The activities of Zonnepark Rilland B.V., with its registered office in Woensdrecht, mainly comprise the production of electricity by solar cells, heat pumps and hydropower and the production of electricity from wind energy. The company is registered in the Trade Register under number 69321361.

The company' registered office is actually at Evert van de Beekstraat 1, -104 The Base B in Schiphol.

Group structure

The company was till December 20, 2019 part of a group, of which Coöperatie Unisun Energy U.A. at Rotterdam is at the head.

The company is from December 20, 2019 part of a group, of which Alternus Energy Inc. at New York is at the head.

Related parties

All legal entities that can be controlled, jointly controlled or significantly influenced are considered to be a related party. Also entities which can control the Company are considered to be a related party. In addition, statutory directors, other key management of Zonnepark Rilland B.V. or the ultimate parent company and close relatives are regarded as related parties.

Transactions with related parties are disclosed in the notes insofar as they are not transacted under normal market conditions. The nature, extent and other information is disclosed if this is necessary in order to provide the required insight.

GENERAL ACCOUNTING PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL INFORMATION

The financial information have been prepared in accordance with Title 9 Book 2 of the Dutch Civil Code.

Furthermore, account is taken of the provisions of the Guidelines for Annual Reporting for small legal entities.

The financial information have been drawn up on the basis of historical cost. Unless stated otherwise, assets and liabilities are carried at face value.

Assumption of continuity

The equity of Zonnepark Rilland B.V. amounts to € 225.130 negative as at 31 December 2018. It is financed in full with long-term debts, including loans provided by banks and group companies. We expect that the cash flow will develop positively in the next few financial years as a result of the fact that the solar power plant is operational in the course of January 2019 and will start generating revenues from that moment.

Estimates

In applying the principles and policies for drawing up the special purpose financial information, the directors of Zonnepark Rilland B.V. make different estimates and judgments that may be essential to the amounts disclosed in the special purpose financial information. If it is necessary in order to provide the transparency required under Book 2, article 362, paragraph 1, the nature of these estimates and judgments, including related assumptions, is disclosed in the notes to the relevant special purpose financial information item.

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ACCOUNTING PRINCIPLES APPLIED TO THE VALUATION OF ASSETS AND LIABILITIES

Tangible fixed assets

Tangible fixed assets are carried at acquisition price or cost of manufacture, net of straight line depreciation based on their expected economic life. Land is not depreciated. Account is taken of expected impairments at the balance sheet date.

Assets in operation
The tangible fixed assets operating assets under construction and payments on account concern the investments in the solar power plant.

Financial fixed assets

Other receivables
Transaction costs which can be directly attributed to the acquisition of the long-term debts are presented in the financial fixed assets. The transaction costs are initially measured at fair value and subsequently carried at amortised cost.

Deferred tax assets
The deferred tax claim based on the offsettable loss is valued at the nominal tax rates prevailing at the end of the reporting year or the rates applicable in future years, to the extent that they have already been enacted by law.

Impairment of non-current assets

An assessment is made on every balance sheet date as to whether there are indications that an asset may be subject to impairment. If such indications are present, the recoverable amount of the asset will be established. Impairment can be said to exist if the carrying amount of an asset is higher than its recoverable amount. The recoverable amount is the asset's net realisable value or its value in use, whichever is higher. Impairment is directly recorded in the profit and loss account as a charge.

Accounts receivable

Receivables are recognised initially at fair value and subsequently measured at amortised cost. If payment of the receivable is postponed under an extended payment deadline, fair value is measured on the basis of the discounted value of the expected revenues. Interest gains are recognised using the effective interest method. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables.

Cash and cash equivalents

The cash is valued at face value. If cash equivalents are not freely disposable, then this has been taken into account in the valuation.

Non-current liabilities

On initial recognition long-term debts are recognised at fair value. After initial recognition non-current liabilities are recognised at the amortised cost price, being the amount received, taking into account premiums or discounts. This usually is the nominal value.

Transaction costs which can be directly attributed to the acquisition of the long-term debts are presented in the financial fixed assets.

Current liabilities

On initial recognition current liabilities are recognised at fair value. After initial recognition current liabilities are recognised at the amortised cost price. When there are no premiums, discounts or transaction costs, the amortised cost is equal to the nominal value.

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ACCOUNTING PRINCIPLES FOR THE DETERMINATION OF THE RESULT

General

The result is defined as the difference between the revenue from goods delivered and services performed on one hand and, on the other hand, the costs and expenses for that year, valued at historical costs.

Revenue recognition

Net turnover comprises the income from the supply of goods and services and realised income from construction contracts after deduction of discounts and such like and of taxes levied on the turnover.

Financial income and expenses

Interest income and expenses are recognised on a pro rata basis, taking account of the effective interest rate of the assets and liabilities to which they relate. In accounting for interest expenses, the recognised transaction expenses for loans received are taken into consideration.

Taxes

Tax on the result is calculated based on the result before tax in the income statement, taking account of the losses available for set-off from previous financial years (to the extent that they have not already been included in the deferred tax assets) and exempt profit components and after the addition of non-deductible costs. Due account is also taken of changes which occur in the deferred tax assets and deferred tax liabilities in respect of changes in the applicable tax rate.

PRINCIPLES FOR PREPARATION OF THE CASH FLOW STATEMENT

The cash flow statement has been prepared using the indirect method.

The cash items disclosed in the cash flow statement comprise cash at banks and in hand except for deposits with a maturity longer than three months.

Interest paid and received and income taxes are included in cash from operating activities. Transactions not resulting in inflow or outflow of cash, including finance leases, are not recognised in the cash flow statement.

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NOTES TO THE BALANCE SHEET AS OF SEPTEMBER 30, 2019

ASSETS

FIXED ASSETS

1.
Tangible fixed assets

	Operation assets September 30, 2019	Operation assets under construction and payments on account December 31, 2018
Carrying amount as of January 1,	€	€
Purchase price	6,490,027	-
Cumulative depreciation and impairment	-	-
	6,490,027

Movement
Investments	1,410,598	6,490,027
Depreciation	-405,560	-
	1,005,038

Carrying amount as of December 31,
Purchase price	7,900,625	6,490,027
Cumulative depreciation and impairment	-405,560	-
	7,495,065

Zonnepark Rilland was not operational as of December 31, 2018. The solar power plant is operational from January 2019. The depreciation was calculated from the moment the solar power park was operational.

Depreciation Percentages (s),	%	%
Operating assets	5.1	-

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2.
Financial fixed assets

	September 30, 2019	December 31, 2018
Other receivables	€	€
Customer receivable	64,174	-
Deferred tax claims	41,600	41,600
Transaction costs	105,488	111,107
	211,262	152,707

Deferred tax claims
Carrying amount as of January 1	41,600	-
Additions	-	41,600
Carrying amount as of the period ended	41,600	41,600

Transactions costs,
Carrying amount as of January 1	111,107	-
Additions	-	112,373
Amortization	-5,619	-1,266
Long-term part as of the period ended	105,488	111,107

As of December 31, 2018 the amount of tax losses for which deferred tax asset is recognized, is €266,733

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CURRENT ASSETS

3.
Receivables, prepayments, and accrued income

	September 30, 2019	December 31, 2018
	€	€
Receivables from participants and from companies in which participation takes place
Receivables from participants	3	3

Taxes and social securities
Value added tax	-	905,697

4.
Cash and cash equivalents

Rabobank	670,375	1,338,595
Deposit	-	554,800
	670,375	1,893,395

As of December 31, 2018, an amount of €554,800 is not freely disposable.

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EQUITY AND LIABILITIES

5.
EQUITY

	September 30, 2019	December 31, 2018
Issued share capital	€	€
Subscribed 3 ordinary shares at par value € 1	3	3

	September 30, 2019	December 31, 2018
	€	€
Other reserves
Carrying amount as of January 1	-225,133	-
Allocation of financial year net result	16,321	-225,133
Carrying amount as of the period ended	-208,812	-225,133

6.
NON-CURRENT LIABILITIES

	September 30, 2019	December 31, 2018
Finance company debt	€	€
Cooperative Rabobank U.A.	6,502,874	6,880,460

	September 30, 2019	December 31, 2018

Cooperative Rabobank U.A
Carrying amount as of January 1	7,300,000	-
Repayment of principal	-293,678
Fund withdrawn	-	7,300,000
Carrying amount as of the period ended	7,006,322	7,300,000
Repayment obligations next financial year	-503,448	-419,540
Long-term part as of period end	6,502,874	6,880,460

The mortgage loan of € 7,300,000 is granted to finance the solar power plant. Redemptions are paid during a period of 15 years. The interest rate is 1.70% fixed until 2028 and 2.20% from 2028 until 2033. Repayment is by means of monthly instalments of € 41,954 each. The remaining number of instalments are 162.

As of September 30, 2019 an amount of € 4,489,082 of the mortgage loans has a residual term longer than five years.

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	September 30, 2019	December 31, 2018
Dept to participating interest and companies	€	€

Cooperative Unisun Energy U.A.	1,560,692	1,991,355

Cooperative Unisun Energy U.A
Carrying amount as of January 1	1,991,355
Funds withdrawn (repaid)	-430,663	1,971,132
Accredited interest	-	20,223
Long-term part as of the period ended	1,560,652	1,991,355

Repayment takes place upon mutual agreement.

7.
CURRENT LIABILITIES

	September 30, 2019	December 31, 2018
Repayment long-term liabilities	€	€
Cooperative Rabobank U.A..	503,448	419,540

Trade creditors
Creditors	18,500	375,604

CONTINGENT ASSETS AND LIABILITIES

Long-term financial obligations

Rental commitments ground

The company has long-term commitments for the lease of the ground until 2043. The obligations at the end of the reporting period can be specified as follows:

- Within one year: € 125 000;

- Between one and five years: € 500 000;

- After five years: € 1,700,000;

- Total: € 2,325,000.

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NOTES TO THE PROFIT AND LOSS ACCOUNT

	September 30, 2019	September 30, 2018
	€	€
8. Other labor costs

Canteen costs	128	-
Other labor costs	5,301	-
	5,429	-

9. Accommodation expenses

Rent buildings	6,377	6,750

10. Operating costs

Insurance	18,361	-
Other operating costs	28,464	30,668
	46,825	30,688

11. Office expenses

Office supplies	2,627	925
Other office expenses	13,668	1,519
	16,295	2,444

12. General expenses

Accounting costs	-	-
Consultancy Fees	-	1,412
Legal charges	-	102,315
Other office expenses	-	-
	-	103,727

13. Financing Income and expenses

Interest and similar expenses	-100,638	-644

Interest and similar expenses
Interest and bank costs	-2,180	-644
Amortization transaction costs	-5,619	-
Interest loan Cooperative Rabobank U.A.	-92,839	-
Interest loan Cooperative Unison Energy U.A	-	-
	-100,638	-644

14. Taxation on ordinary activities

Movement of deferred tax assets	-	21,600

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